4

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010

AMERICAN EQUITY
INVESTMENT LIFE HOLDING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Iowa	001-31911	42-1447959
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6000 Westown Parkway, West Des Moines, Iowa 50266

(Address of Principal Executive Offices)  (Zip Code)

(515) 221-0002

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Short-Term Incentive Compensation Program

On March 29, 2010, the Compensation Committee of the Board of Directors of American Equity Investment Life Holding Company (the “Company”) recommended, and the Board of Directors (the “Board”), approved the Company’s 2010 Short-Term Incentive Compensation Program (the “2010 Bonus Plan”) in which certain Company employees, including the Company’s named executive officers, are eligible to participate. The 2010 Bonus Plan will consist of two components: the Performance Incentive Plan and the Production Incentive Plan.

Under the Performance Incentive Plan, each eligible employee, including each of the Company’s named executive officers, has a threshold, target and maximum incentive opportunity expressed as a percentage of base salary. Such earnings opportunities will be tied to threshold, target and maximum performance goals established with respect to Invested Asset Growth, weighted at 35%, and Return on Average Equity (“ROAE”), weighted at 65%, for the fiscal year 2010. For any awards earned under the Performance Incentive Plan, 70% will be paid in cash and 30% will be paid in restricted stock.

Under the Production Incentive Plan, each eligible employee can earn additional short-term incentive awards based on the Company’s Gross Production and ROAE during the fiscal year 2010. The combination of these two measures, which will be equally weighted, will produce an incentive pool available to the top 50 managers of the Company. If an incentive pool is earned, 70% of the pool will be allocated to the top ten executives, including each of the Company’s named executive officers, and distributed to such executive based on his or her relative base salary as a percent of total base salaries for the group. The remaining 30% of the pool will be distributed on a discretionary basis, upon the recommendation of the Executive Chairman of the Company and approved by the Compensation Committee, to any or all of the top 50 managers, including the Company’s named executive officers, and paid in cash.

Retirement Agreement

As previously disclosed on a Form 8-K, filed June 9, 2009, the Company and David J. Noble entered into a Retirement Benefit Agreement (the “Retirement Benefit Agreement”) on June 4, 2009. On March 29, 2010, the Board approved an amendment (the “Amendment”) to the Retirement Benefit Agreement. Prior to the Amendment, the Retirement Benefit Agreement provided that if Mr. Noble’s employment is terminated by reason of his retirement, Mr. Noble will receive a monthly benefit of $41,650 for five years following his retirement for a total of 60 monthly installments (the “Benefit Payments”). Prior to the Amendment, the Retirement Benefit Agreement further provided that if Mr. Noble is married at the time of his death, his wife shall receive the Benefit Payments until the earliest of (i) twelve months; (ii) her death; or (iii) until all Benefit Payments have been paid (the “Spousal Benefit”). The Amendment provides that (a) the Benefit Payments shall consist of a monthly benefit of $41,650 or such higher amount which reflects one-twelfth of Mr. Noble’s annual base salary as in effect at the time of his retirement and (b) the Spousal Benefit shall extend until the earliest of (i) twenty-four months (rather than twelve months); (ii) such spouse’s death; or (iii) until all Benefit Payments have been paid. The Amendment does not affect any other compensation, benefit or obligation provided under the Retirement Benefit Agreement.

The description of the Amendment herein is qualified in its entirety by the terms of the Amended Retirement Benefit Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Amended Retirement Benefit Agreement, dated as of March 29, 2010, between American Equity Investment Life Holding Company and David J. Noble

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2010	AMERICAN EQUITY INVESTMENT LIFE HOLDING COMPANY

	By:	/s/ John M. Matovina
	Name:	John M. Matovina
	Title:	Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended Retirement Benefit Agreement, dated as of March 29, 2010, between American Equity Investment Life Holding Company and David J. Noble